BYLAWS
                                      of
                            Covenant EcoNet, Inc.
                            (A Nevada Corporation)


                             Article I.  Offices

     Section 1.1 Registered Office. The registered office of the Corporation shall be the address of the Corporation's resident agent in the State of Nevada.

     Section 1.2. Principal Office. The Corporation's principal office shall be located in the District of Columbia. The Corporation may also have offices at such other places both within and without the State of Nevada as the board of directors may from time to time determine or the business of the Corporation may require.

Article II.  Meetings Of Shareholders

     Section 2.1. Place. The board of directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the District of Columbia.

     Section 2.2. Annual Meetings. Annual meetings of the shareholders, commencing with the year 2001, shall be held on the first Tuesday in October each year if not a legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as may be set by the board of directors from time to time, at which the shareholders shall elect by vote a board of directors and transact such other business as may properly be brought before the meeting.

     Section 2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the chief executive officer, or by resolution of the board of directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such special meeting.

     Section 2.4. Notices of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the chief executive officer, or the president, or the secretary, or the other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid.

     Section 2.5 Closing Transfer Books or Fixing Record Date. For the purposes of determining

          (i) shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent in writing to Corporate action without a meeting;
          (ii) shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or
          (iii)   shareholders for any other proper purpose;

the Corporation's board of directors may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, nor more than sixty days prior to any other action and may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting during which period no transfer of stock may be made on the books of the Corporation.

     In lieu of closing the share transfer books, the board of directors
(in the absence of any applicable bylaw of the Corporation) may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. Only shareholders of record on the record date shall be entitled to notice of, or to vote at, such meeting or to be deemed shareholders for any other purpose of the corporation for which such record date was established.

     If the share transfer books are not closed and no record date is fixed

          (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders is at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held;

          (ii) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, is the day on which the first written consent is expressed; and,

          (iii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution or resolutions relating thereto.

When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof except where

           (i) the determination has been made through the closing of the share transfer books and the stated period of closing has expired; and
          (ii) the board of directors has fixed a new record date for the adjourned meeting.


     Section 2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 2.7 Voting. Each outstanding common share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. With respect to the election of directors as governed by Article III, Section 3.2 of these bylaws, no cumulative voting for directors is permitted.

     Section 2.8. Except as stated below in this Section 2.8, the affirmative vote of the holders of at least seventy-five percent of the shares of the Corporation's outstanding common shares shall be required for the approval of:

          1. the merger or consolidation of the Corporation with or into any other business entity (except a business entity at least ninety percent of the outstanding equity interest of which is owned by this Corporation); or
          2. any amendment, modification, or repeal of this subsection of the Corporation's bylaws.

The provisions of this Section 2.8 shall not apply if a proposal to merge or consolidate the Corporation or to amend, modify, or repeal this Section 2.8 first shall have been approved by the affirmative vote of at least two-thirds of the incumbent members of the Corporation's board of directors.

     Section 2.9 Proxy. At any meeting of the shareholders any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the shareholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the board of directors, or if not so appointed, then by the presiding officer of the meeting.

     Section 2.10 Written Consent in Lieu of Meeting. Any action which may be taken by the vote of the shareholders at a meeting may be taken without a meeting if authorized by the written consent of shareholders holding at least a majority of the voting power, unless the provisions of the statutes or of the articles of incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Article III.  Directors

     Section 3.1.	     Powers.  The business of the Corporation shall be
managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

     Section 3.2 Number of Directors. The number of directors which constitutes the whole board is seven. The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of the board of directors. The directors shall be elected at the annual meeting of the shareholders. Directors need not be shareholders or residents of the State of Nevada.

     Section 3.3 Classification of Directors. The board of directors shall be divided into three classes as nearly equal in number as may be with the term of office of one class expiring each year, and at the annual meeting of shareholders in October, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting; directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting; and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Whether the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.
When the number of directors is increased by the board of directors and any newly created directorships are filled by the board of directors, there shall be no classification of the additional directors until the next annual meeting of shareholders. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     Section 3.4 Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of the director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Article IV.  Meetings Of The Board Of Directors

Section 4.1.	Regular Meetings.  A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the state of Nevada, for the holding of additional regular meetings without other notice than such resolution.

     Section 4.2. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board of directors, by the chief executive officer, by any officer that is also a director, or by any two directors.

     Section 4.3 Notice. Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication (including electronic mail, facsimile or similar means of written communication), charges prepaid, addressed to each director at the director's address as it is shown upon the records or if not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least forty-eight hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. Such mailing or delivery as above provided shall be due, legal and personal notice to such director.

     Section 4.4 Chairman of the Board. The chairman of the board shall preside at meetings of the shareholders and meetings of the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect.

     Section 4.5. Quorum. A majority of the authorized number of directors is necessary to constitute a quorum for the transaction of business, except to adjourn as provided in Section 4.7 of this Article IV. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is regarded as the act of the board of directors, unless a greater number is required by law or by the articles of incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the board is as valid and effective in all respects as if passed by the board in regular meeting.

     Section 4.6 Waiver. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though approved at a meeting duly held after regular call and notice, if a quorum is present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. The attendance of a director shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 4.7 Adjournment. A quorum of the directors may adjourn any meeting of directors to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

     Section 4.8 Action without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Article V.  Compensation Of Directors

     Section 5.1 Compensation. The directors may be paid their expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special committees may be allowed like reimbursement and compensation for attending committee meetings.

Article VI.  Officers

     Section 6.1 Appointment of Officers. The officers of the Corporation shall be chosen by the board of directors and shall be a chief executive officer, a president, one or more vice presidents (the number to be determined by the board of directors), a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any person may hold two or more offices.

     Section 6.2 Time of Appointment. The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a chairman of the board who is a director, and shall elect the officers of the
Corporation. If the election of officers is not held at the meeting, the election shall be held as soon after that as conveniently may be. Each officer shall hold office until the officer's successor has been duly elected and qualified or until the officer's death or until the officer resigns or is removed in the manner provided in Section 6.5 of this Article VI.

     Section 6.3 Additional Officers. The board of directors may appoint a vice chairman of the board and one or more assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     Section 6.4 Salaries. The salaries and compensation of all officers of the corporation shall be fixed by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

     Section 6.5 Vacancies. The officers of the Corporation shall hold office at the pleasure of the board of directors. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by appointment of the board of directors.

     Section 6.6 Chief Executive Officer. The chief executive officer shall in general supervise and control all of the business and affairs of the Corporation. The chief executive officer may sign, with the secretary or any other proper officer of the Corporation authorized by the board of directors, instruments which the board of directors has authorized to be executed.

     Section 6.7 President. The president shall act under the direction of the chief executive officer and the board of directors and shall control active management of the business of the Corporation. The president shall execute on behalf of the Corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by these bylaws or the board of directors to some other officer or agent of the Corporation. The president shall sign, with the secretary of the Corporation, certificates of shares of the Corporation.

     Section 6.8 Vice President. The vice president shall act under the direction of the president and, in the absence or disability of the president, shall perform the president's duties and exercise the president's powers.
The vice president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
The board of directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents.
The duties and powers of the president shall descend to the vice presidents in such specified order of seniority.

     Section 6.9     Secretary.  The secretary shall:

          (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose;
          (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
          (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents and the execution of which on behalf of the Corporation under its seal is duly authorized;
          (d) keep a register of the address of each shareholder which shall be furnished to the secretary by such shareholder or stock transfer agent;
          (e) sign with the president or a vice-president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the board of directors;
          (f) have general charge of the stock transfer books of the Corporation subject to any arrangements for the Corporation's retention of a stock transfer agent; and
          (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the board of directors.

Section 6.10	Treasurer.  The treasurer shall:

          (a) have charge and custody of and be responsible for all the Corporation's funds and securities;
          (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these bylaws; and
          (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the board of directors.

If required by the board of directors, the treasurer shall give a bond for the faithful discharge of the treasurer's duties in such sum and with such surety or sureties as the board of directors shall determine.


Article VII.  Certificates of Stock

     Section 7.1 Share Certificates. Every shareholder is entitled to have a certificate signed by the president or a vice-president, and the secretary of the corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such stock.

     Section 7.2 Transfer Agents. If a certificate is signed (a) by a transfer agent other than the Corporation or its employees or (b) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

     Section 7.3.	     Lost or Stolen Certificates.  The board of directors
may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to (1) advertise the same in such manner as it shall require, (2) give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or (3) both (1) and (2).

     Section 7.4 Share Transfers. Upon surrender to the Corporation, or the Corporation's transfer agent, a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the Corporation's duty, if it is satisfied that all provisions of the laws and regulations applicable to the Corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 7.5 Shareholders Record. The Corporation is entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as o otherwise provided by the laws of Nevada.


Article VIII.  General Provisions

Section 8.1 Dividends. The board of directors may, from time to time, declare and the Corporation may pay dividends upon its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

     Section 8.2 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 8.3 Fiscal Year. The Corporation's fiscal year shall begin on the 1st day of May and end on the 30th day of April each year.

     Section 8.4 Corporate Seal. The Corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     Section 8.5 Voting Stock And Other Legal Entities. The board of directors may appoint the chairman of the board, the president or any executive vice president to execute proxies on behalf of the Corporation for the purpose of voting any voting rights attached to any ownership interests of any other business entity owned by the Corporation.

     Section 8.6 Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of the Nevada Revised Statutes, of the articles of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


     Section 8.7     Amendments.   These bylaws may be altered, amended or
repealed and new bylaws may be adopted by the board of directors or by the shareholders at any regular or special meeting.

     WHEREFORE, these bylaws are hereby approved and adopted this 31st day of May, 2001.


                                                        -----------------------
                                                        Teresa Hodge, Secretary